Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus in Part A and "Financial Statements" in Part B and to the use of our report dated December 21, 2000 on the statement of net assets of Principal Partners LargeCap Blend Fund, Inc. in this Post-Effective Amendment No. 1 to Form N-1A Registration Statement under the Securities Act of 1933
(Registration No. 333-48740) and related prospectus of Principal Partners LargeCap Blend Fund, Inc.


                                                            ERNST & YOUNG LLP


Des Moines, Iowa
February 23, 2001